Exhibit 99.B(j)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

November 14, 2008

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219

Re:	The Victory Portfolios
Post-Effective Amendment No. 86
File Nos. 33-8982; 811-4852

Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 86 to Registration Statement No. 33-8982.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas  New York NY 10036-2714  Phone 212.715.9100  Fax 212.715.8000  www.kramerlevin.com

Also at 47 Avenue Hoche 75008 Paris France